SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC  20549





                             FORM 8-K
                          Current Report





                 Pursuant to Section 13 or 15(d)
              of the Securities Exchange Act of 1934




          Date of Report:         October 21, 1997
                         ---------------------------------
                         (Date of earliest event reported)




                   MARQUEE ENTERTAINMENT, INC.
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       Exact name of registrant as specified in its charter



         Nevada                   0-15413          95-3480640
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State of other jurisdiction Commission File No.  I.R.S. Employer
of incorporation or                                  ID No.
organization

  9044 Melrose Avenue, 3rd Floor, Los Angeles, California 90069
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             (Address of principal executive offices)

Registrant's telephone number, including area code:(310) 859-8250
                                                   --------------

                              N/A
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  (Former name or former address if changed since last report)



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Item 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     Pursuant to a Stock Purchase and Exchange Agreement dated October 21, 1997 (the "Stock Purchase Agreement") among Marquee Entertainment, Inc. ("Registrant"), and Of Sound Mind, Inc. ("OSM"), in exchange for 100% of the issued and outstanding common stock of OSM, Registrant issued an aggregate of 700,000 shares of Registrant's common stock to the shareholders of OSM (the "Exchange"). The number of shares delivered to the shareholders of OSM was determined through negotiations in an arms length transaction. The shareholders of OSM were Patrick M. Griffith and Sylvie Griffith (collectively, the "Shareholders").

     The aggregate of 700,000 shares of common stock represents approximately 33.3% of the outstanding common stock of the Registrant.

     As a result of the Exchange the Registrant owns 100% of the issued and outstanding common stock of OSM. OSM is engaged in the picture and sound post production business. It offers such services to the movie picture industry as well as theme parks, interactive games and the Internet.

     The description contained herein of the Exchange is qualified in its entirety by reference to the Stock Purchase
Agreement, dated October 21, 1997, by and among the Registrant, and the Shareholders and the Option Agreement between the Registrant and Patrick Griffith and Sylvie Griffith dated October
21, 1997, which are attached as Exhibits 2.1 and 2.2, respectively.


Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
         AND EXHIBITS

         (a)  Financial Statements

              The financial information described below which is required by Item 7 of Form 8-K is not yet available. The
Registrant anticipates that it will file the required financial information as soon as possible, but no later than 60 days from the date this report must be filed.

              Report of Independent Auditors
              Balance Sheet of OSM at September 30, 1996 and
                September 30, 1997
              Statement of Operations of OSM, years ended
                September 30,1996 and September 30, 1997
              Statement of Cash Flows of OSM, years ended
                September 30, 1996 and September 30, 1997
              Notes to Financial Statements.


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         (b)  Pro Forma Financial Information

              Pro Forma Balance Sheet at September 30, 1997 (to
                be filed with Form 10-K).
              Pro Forma Combined Statement of Operations for the
                fiscal year ending September 30, 1997.

         (c)  Exhibits

              The following Exhibits are filed with this Form 8-K

              2.1  Stock Purchase and Exchange Agreement dated
                   October 21, 1997 between Marquee
                   Entertainment, Inc. and the Shareholders of Of
                   Sound Mind, Inc.

              2.2  Option Agreement dated October 21, 1997
                   between Marquee Entertainment, Inc. and
                   Patrick and Sylvie Griffith.


Item 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

     On October 21, 1997, the Company closed an offering of $150,000 principal amount convertible subordinated debentures (the "Debentures") and 150,000 Common Stock Purchase Warrants exercisable at $.50 (the "Warrants"). Each Debenture bears interest at the rate of 8% per annum and matures on November 1, 1998. Each Debenture is convertible into shares of the Registrant's common stock at the lesser of a thirty five percent discount to the average high closing bid price of the Registrant's common stock on the five consecutive trading days ending two days before the date of conversion or a thirty five percent discount to the average high closing bid price of the Common Stock on the date of Closing. Each Warrant is exercisable into the Registrant's Common Stock at a price of $.50 per share at any time on or after October 31, 1997 and expiring on October 31, 1999.

     The offering was made only to "non-U.S. persons" as defined in Regulation S and the aggregate commission, expenses and legal fees related to this offering totaled $20,000.

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.






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                                  MARQUEE ENTERTAINMENT, INC.





                                  By:   /s/ Ralph T. Smith
                                      ----------------------
                                     Ralph T. Smith
                                     President and
                                     Principal Accounting Officer



Date:  October 31, 1997






































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